                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                 CONTACT: R. Gregory Lewis
---------------------                                          (615) 269-1900



                       J. ALEXANDER'S CORPORATION REPORTS
                         FIRST QUARTER RESULTS FOR 2006


         NASHVILLE, TN, April 28, 2006 -- J. Alexander's Corporation (AMEX: JAX) today reported operating results for its first quarter ended April 2, 2006.

         Highlights for the most recent quarter compared to the first period of 2005 were as follows:

          o    Net sales increased 9.6% to $35,238,000 from $32,154,000.

          o Weekly average same store sales rose 5.1% to $96,100 from $91,400.

          o Net income climbed 51.4% to $1,437,000, or $.21 per diluted share, from $949,000, or $.14 per diluted share.

         Commenting on the results, J. Alexander's Corporation chairman, president and chief executive officer Lonnie J. Stout II said, "We are pleased with our financial performance for the first quarter. Our improvements were driven by solid same store sales increases, which came in on the high side of our expectations, and stronger restaurant operating margins. While we are quite satisfied with these results, we do want to note that they are compared to a prior year quarter in which cost of sales and other operating costs were relatively high, and we believe our second quarter comparisons will be much more difficult."

         Stout said that the Company's average guest check, including alcoholic beverage sales, increased by approximately 6% for the quarter, while average guest counts declined



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J. ALEXANDER'S CORPORATION REPORTS FIRST QUARTER RESULTS FOR 2006 - PAGE 2


by approximately 1%. Average weekly sales per restaurant advanced 5.9% to $96,800 from $91,400 reported in the corresponding quarter of 2005.

         The Company's restaurant operating margins increased to 13.0% of net sales in the first quarter of 2006 from 12.4% in the first quarter of 2005. According to Stout, the increase was due primarily to lower cost of sales as a percentage of sales.

         "We continued the favorable trend in cost of sales compared to previous periods beginning in the second quarter last year when we changed to the modified a la carte menu pricing format," Stout explained. "The effects of the menu pricing format change along with menu price increases on selected items combined with emphasis on operating expense management and control allowed us to maintain other restaurant operating expenses in the first quarter of 2006 at the same percentage of net sales as reported in the first period of 2005. This was achieved in spite of significant increases in utility costs."

         Stout said the Company's overall outlook for 2006 remains favorable. He noted, however, that the Company posted very strong financial performance in the second quarter of 2005 immediately following its change in pricing format and, as reflected in the Company's business plan, earnings comparisons for the second quarter of the year to the second quarter of 2005 will be difficult because of the reduction in cost of sales and other operating efficiencies achieved in the second period last year. He said that operating expenses continue to be under pressure in 2006 from increases in utility costs, and that training and other general and administrative expenses are expected to be higher in the second quarter of 2006. As a result of the more difficult comparisons and higher projected expenses, the Company currently expects earnings for the second quarter of

J. ALEXANDER'S CORPORATION REPORTS FIRST QUARTER RESULTS FOR 2006 - PAGE 3


2006 to be below those for the second quarter of last year, although earnings for the first half of 2006 are expected to be above those for the first half of 2005.

         J. Alexander's Corporation operates its 28 J. Alexander's restaurants in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander's is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company's menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander's also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

         J. Alexander's Corporation is headquartered in Nashville, Tennessee.

         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales and operating margins in its restaurants; changes in business or economic conditions, including rising food costs and product shortages; availability of qualified employees; increased cost of utilities, insurance and other restaurant operating expenses; potential fluctuations of quarterly operating results due to seasonality and other factors; the effect of hurricanes and other weather disturbances which are beyond the control of the Company; the number and timing of new restaurant openings and the Company's ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by the Company's new restaurants with its existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. ALEXANDER'S CORPORATION REPORTS FIRST QUARTER RESULTS FOR 2006 - PAGE 4


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          Quarter Ended
                                                                   -------------------------
                                                                    APRIL 2         April 3
                                                                     2006            2005
                                                                   --------         --------
Net sales .................................................        $ 35,238         $ 32,154

Costs and expenses:
   Cost of sales ..........................................          11,549           10,764
   Restaurant labor and related costs .....................          10,999            9,990
   Depreciation and amortization of restaurant property and
     equipment ............................................           1,298            1,188
   Other operating expenses ...............................           6,797            6,221
                                                                   --------         --------
     Total restaurant operating expenses ..................          30,643           28,163

General and administrative expenses .......................           2,391            2,290
                                                                   --------         --------
Operating income ..........................................           2,204            1,701
Other income (expense):
   Interest expense, net ..................................            (425)            (462)
   Other, net .............................................              29               11
                                                                   --------         --------
     Total other expense ..................................            (396)            (451)
                                                                   --------         --------

Income before income taxes ................................           1,808            1,250
Income tax provision ......................................            (371)            (301)
                                                                   --------         --------
Net income ................................................        $  1,437         $    949
                                                                   ========         ========

Earnings per share:
   Basic earnings per share ...............................        $    .22         $    .15
                                                                   ========         ========
   Diluted earnings per share .............................        $    .21         $    .14
                                                                   ========         ========

Weighted average number of shares:
   Basic earnings per share ...............................           6,533            6,461
   Diluted earnings per share .............................           6,821            6,783





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J. ALEXANDER'S CORPORATION REPORTS FIRST QUARTER RESULTS FOR 2006 - PAGE 5


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF NET SALES (UNAUDITED)


                                                                                      Quarter Ended
                                                                                 ----------------------
                                                                                 APRIL 2        April 3
                                                                                  2006           2005
                                                                                 -------        -------
Net sales.................................................................        100.0%         100.0%
Costs and expenses:
     Cost of sales........................................................         32.8           33.5
     Restaurant labor and related costs...................................         31.2           31.1
     Depreciation and amortization of restaurant property and
         equipment........................................................          3.7            3.7
     Other operating expenses.............................................         19.3           19.3
                                                                                  -----          -----
         Total restaurant operating expenses..............................         87.0           87.6

General and administrative expenses.......................................          6.8            7.1
                                                                                  -----          -----
Operating income..........................................................          6.3            5.3

Other income (expense):
     Interest expense, net................................................         (1.2)          (1.4)
     Other, net...........................................................           .1             --
                                                                                  -----          -----
         Total other expense..............................................         (1.1)          (1.4)

Income before income taxes................................................          5.1            3.9
Income tax provision......................................................         (1.1)           (.9)
                                                                                  ------         -----

Net income................................................................          4.1%           3.0%
                                                                                  =====          =====

Note:  Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant.......................................      $96,800         $91,400
Percent increase..........................................................         +5.9%

Same store weekly sales per restaurant (1)................................      $96,100         $91,400
Percent increase..........................................................         +5.1%


(1) Includes the twenty-seven restaurants open for more than eighteen months.



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J. ALEXANDER'S CORPORATION REPORTS FIRST QUARTER RESULTS FOR 2006 - PAGE 6



J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED DOLLARS IN THOUSANDS)

                                                              APRIL 2       January 1
                                                               2006            2006
                                                              -------        -------
                                 ASSETS

Current Assets
      Cash and cash equivalents ......................        $ 8,515        $ 8,200
      Deferred income taxes ..........................            964            964
      Other current assets ...........................          4,275          4,542
                                                              -------        -------
         Total current assets ........................         13,754         13,706

Other assets .........................................          1,237          1,164
Property and equipment, net ..........................         73,468         74,187
Deferred income taxes ................................          4,510          4,510
Deferred charges, net ................................            718            733
                                                              -------        -------
                                                              $93,687        $94,300
                                                              =======        =======



                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities ..................................        $10,886        $12,897
Long-term debt and capital lease obligations .........         22,971         23,193
Other long-term liabilities ..........................          5,243          5,103
Stockholders' equity .................................         54,587         53,107
                                                              -------        -------
                                                              $93,687        $94,300
                                                              =======        =======


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